Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***]
AMENDMENT No. 2 to CHEMICAL PRODUCTS SUPPLY AGREEMENT
This Amendment No. 2 to Chemical Products Supply Agreement (the “Amendment”) is made and entered this 1st day of February 2023 but effective as of January 1, 2023 (“Effective Date”), by and between Flotek Chemistry, LLC, an Oklahoma limited liability company (“Supplier”), and PROFRAC SERVICES, LLC, a Texas limited liability company (“Purchaser”). Supplier and Purchaser are individually referred to as a “Party” and collectively as the “Parties.”
WHEREAS, the Parties have previously entered into that certain Chemical Products Supply Agreement dated as of February 2, 2022, as amended from time to time (the “Agreement”);
WHEREAS, the Parties wish to amend the Agreement as more particularly set forth below;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.
1.Amendment. The Agreement is hereby amended as follows:

a.Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
Minimum Baseline. The Minimum Purchase Obligation is subject to the lower limit provided in this Section 2(b). Purchaser will calculate the average quantity of Purchaser’s and its subsidiary’s total requirement of Product based the number of Active Fleets (as defined below) during each calendar year (“Baseline Quantity”). “Active Fleets” shall mean: (i) for the period of time between January 1, 2023 through May 31, 2023 (the “Ramp-Up Period”), the actual number of fleets being utilized by Purchaser; or (ii) at all times from June 1, 2023, thirty (30) fleets. During the Ramp Up Period, Active Fleets shall only be added to the Baseline Quantity upon mutual Agreement of the Parties. The Minimum Purchase Obligation shall be deemed to equal the higher of (i) seventy percent (70%) of Purchaser’s and its subsidiary’s actual requirements for Product aggregated over the Term or (ii) the Baseline Quantity.
b.The following sentence shall be added as a new sentence immediately following the first sentence in Section 11(a) of the Agreement:
The Parties shall meet once per calendar quarter to determine Supplier’s qualification for a Price adjustment in accordance with the Price Adjustment Schedule attached hereto as Exhibit “B.”

c.Exhibit A shall be deleted in its entirety and replaced with the Exhibit A attached hereto.

d.Exhibit B, attached hereto, shall be added as a new exhibit to the Agreement immediately following Exhibit A.

2.Waiver. The Parties agree that any and all Order Shortfall Payment accrued prior to the Effective Date of this Amendment shall be null and void.

3.Effect. Except as amended by this Amendment, the Agreement shall remain in full force and effect, and this Amendment shall not operate as a waiver or amendment thereto except as expressly specified herein.

4.Applicable Law. This Amendment shall be governed by the laws of the State of Texas (excluding conflicts of law rules). Tarrant County, Texas shall be the exclusive jurisdiction and venue for the resolution of any dispute hereunder, or that is related hereto, or that arises out of the relationship between the Parties.

5.Severability. If any part of this Amendment is judicially declared invalid, unenforceable, or to be void because inconsistent with, violative of, or contrary to any Applicable Law, such declaration shall not affect any other part herein and the part so affected shall be reformed to the extent (and only to the extent) necessary to make this Amendment enforceable or, if necessary, the Amendment shall be deemed to be amended to delete the unenforceable part, and the remainder shall have the same force and effect as if such part had never been included herein. The invalidity or unenforceability of any part herein in any jurisdiction shall not affect the validity or enforceability of any such part in any other jurisdiction.

6.Execution. This Amendment may be executed in multiple counterparts, each of which shall, for all purposes, be deemed an original, but that together shall constitute one and the same instrument. A scanned, executed Amendment may serve as an original document.

7.Authority to Sign. Each Party represents and warrants that the person signing on its behalf has authority to sign this Agreement and bind the Party thereto, as of the date first written above.

Signature Page Follows

ProFrac Services, LLC – Amendment No. 2 to Supply Agreement

PURCHASER: PROFRAC SERVICES, LLC	SUPPLIER: FLOTEK CHEMISTRY, LLC
Representative: /s/ Matt Wilks_______________	Representative: /s/ Ryan Ezell _______________
Name: Matt Wilks	Name: Ryan Ezell
Title: President	Title: President

ProFrac Services, LLC – Amendment No. 2 to Supply Agreement

EXHIBIT A
PRODUCTS & PRICING

1.Friction reducers, to be provided at Supplier’s cost of good sold (based on delivery to the wellsite) plus [***]. For illustrative purposes only, friction reducer pricing as of the original date of this Agreement of February 2, 2022 would be as follows (with Dry FR quoted as palletized super sack containers):
[***]
2.    Biocides, clay control, surfactants, microemulsions, iron control, corrosion inhibitors, breakers, guar, crosslinkers, buffers and other products listed below, with prices effective as of the date of this Agreement and to be reviewed quarterly pursuant to Section 11(a) of this Agreement, as listed below. Pricing below is based on bulk delivery; prices for other forms of delivery to reflect associated packing and transportation costs incurred.
    [***]
3.    Other products as may be offered by Supplier and used by Purchaser from time to time at prices to be mutually agreed by the Parties, subject at all times to the provisions of Section 11(b) of this Agreement.
4.    A service fee of [***] per gallon will be added to all friction reducers and guar slurry products.
The above pricing does not include any hydration units or any associated services.

ProFrac Services, LLC – Amendment No. 2 to Supply Agreement

Exhibit B
Price Adjustment Schedule
[***]
* This Price Adjustment Schedule shall only be applicable to those Products the Parties have agreed to be at cost plus pricing.
** Supplier’s revenue attributable to third party sale of Product shall only qualify as revenue for the purpose of this Price Adjustment Schedule if such sales include a product margin of at least [***].

ProFrac Services, LLC – Amendment No. 2 to Supply Agreement